                                                                HEI Exhibit 99.2
                                                                ----------------

                  SECOND AMENDMENT TO TRUST AGREEMENT BETWEEN
                    HAWAIIAN ELECTRIC INDUSTRIES, INC. AND
                       FIDELITY MANAGEMENT TRUST COMPANY


     THIS SECOND AMENDMENT TO TRUST AGREEMENT, is made and entered into November 1, 2000, by and between Fidelity Management Trust Company (the "Trustee") and Hawaiian Electric Industries, Inc. (the "Sponsor");

                                  WITNESSETH:

     WHEREAS, the Trustee and the Sponsor heretofore entered into a trust agreement dated February 1, 2000, and amended August 1, 2000 (the "Trust Agreement"), for the Hawaiian Electric Industries Retirement Savings Plan (the "Plan") which restated the existing trust agreement; and

     WHEREAS, the Sponsor wishes to add the INVESCO Dynamics Fund and Fidelity Freedom 2040 Fund as investment options under the Trust; and

     WHEREAS, in furtherance of the foregoing, the Trustee and the Sponsor desire to amend said Trust Agreement as provided for in Section 13 thereunder;

     NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:

     (1) Amending and restating Schedules "A", "B" and "C", in their entirety, as attached.

     IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Second Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

HAWAIIAN ELECTRIC INDUSTRIES, INC.      FIDELITY MANAGEMENT TRUST COMPANY
BY:  HAWAIIAN ELECTRIC INDUSTRIES,
INC. PENSION INVESTMENT COMMITTEE


By: /s/ Peter C. Lewis      9/28/00     By: /s/ Carolyn Redden   10/10/00
    -------------------------------         -----------------------------
    Peter C. Lewis             Date         Vice President           Date
    Member


By: /s/ Edwina H. Kawamoto  9/28/00
    -------------------------------
    Edwina H. Kawamoto         Date
    Secretary and Member

                                  Schedule "A"

                            ADMINISTRATIVE SERVICES
                            -----------------------

Administration
--------------

     * Establishment and maintenance of participant account and election percentages.

     * Maintenance of the following plan investment options:

          - Fidelity Retirement Money Market Portfolio
          - ASB Money Market Account
          - HEI Common Stock Fund
          - Fidelity Puritan Fund
          - Fidelity Magellan Fund
          - Fidelity Overseas Fund
          - Fidelity Freedom 2000 Fund
          - Fidelity Freedom 2010 Fund
          - Fidelity Freedom 2020 Fund
          - Fidelity Freedom 2030 Fund
          - Fidelity Freedom 2040 Fund
          - Fidelity Freedom Income Fund
          - Spartan U.S. Equity Index Fund
          - MAS Value Portfolio Adviser
          - Neuberger Berman Partners Trust
          - PBHG Emerging Growth Fund
          - Fidelity U.S. Bond Index Fund
          - INVESCO Dynamics Fund

     * Maintenance of the following money classifications:

          - Salary Reduction
          - Participant Voluntary
          - Rollover
          - HEI Diversified Plan
          - Employer ASB
          - Employer Supplemental
          - IRA
          - Voluntary HEISOP
          - Employer HEISOP

     * Processing of investment option trades.

     The Trustee will provide only the recordkeeping and administrative services set forth on this Schedule "A" and no others.

Processing
----------

     * Weekly processing of contribution data and contributions
     * Daily processing of transfers and changes of future allocations via the telephone exchange system
     * Daily processing of withdrawals

Other
-----

     * Monthly trial balance
     * Monthly loan reports
     * Quarterly administrative reports
     * Quarterly participant statements
     * 1099Rs
     * Account segregation for Qualified Domestic Relations Orders ("QDRO") as directed by Sponsor
     * Excess contributions report
     * Participant loans
     * Periodic meetings with Sponsor
     * Educational services as needed and mutually agreed upon by the Trustee and the Sponsor
     * Minimum Required Distribution ("MRD") service
     * Provide employee communications describing available investment options, including multimedia informational materials and group presentations.
     * Fidelity PortfolioPlanner(SM), an internet-based educational service for participants that generates target asset allocations and model portfolios customized to investment options in the Plan(s) based upon methodology provided by Strategic Advisers, Inc., an affiliate of the Trustee. The Sponsor acknowledges that it has received the ADV Part II for Strategic Advisers, Inc. more than 48 hours prior to executing the Trust amendment.

HAWAIIAN ELECTRIC                       FIDELITY MANAGEMENT TRUST
INDUSTRIES, INC.                        COMPANY
BY: HAWAIIAN ELECTRIC
INDUSTRIES, INC. PENSION
INVESTMENT COMMITTEE


By: /s/ Peter C. Lewis      9/28/00     By: /s/ Carolyn Redden    10/10/00
    -------------------------------         ------------------------------
    Peter C. Lewis             Date         Vice President            Date
    Member

By: /s/ Edwina H. Kawamoto  9/28/00
    -------------------------------
    Edwina H. Kawamoto         Date
    Secretary and Member

Schedule "B"

                                  FEE SCHEDULE
                                  ------------

Recordkeeping Fees
------------------

*  Annual Participation Fee:            $5.00 per participant** per year, billed
                                        and payable quarterly.

*  Minimum Required Distribution (MRD): $25.00 per MRD recipient per year.

*  Plan Establishment Fee:              $2,500.00

*  Loan Fee:                            Establishment fee of $35.00 per loan
                                        account; annual fee of $15.00 per loan
                                        account.**

*  Plan Sponsor WebStation (PSW):       All User ID fees waived.

*  NetBenefits:                         All User ID fees waived.

*  Non-Fidelity Mutual Funds:           .35% annual administrative fee on the
                                        following Non-Fidelity Mutual Fund
                                        assets which are equity/balanced funds:
                                        MAS Value Portfolio Adviser; Neuberger
                                        Berman Partners Trust and the PBHG
                                        Emerging Growth Fund; .25% annual
                                        administration fee plus an $8.00 per
                                        participant fee on all INVESCO Dynamics
                                        Fund assets (to be paid by the Non-
                                        Fidelity Mutual Fund vendor).

* Other Fees: separate charges for optional non-discrimination testing, extraordinary expenses resulting from large numbers of simultaneous manual transactions, from errors not caused by Fidelity, reports not contemplated in this Agreement, corporate actions, or the provision of communications materials in hard copy which are also accessible to participants via electronic services in the event that the provision of such material in hard copy would result in an additional expense deemed to be material.

** This fee will be imposed pro rata for each calendar quarter, or any part
                                              --------
thereof, that it remains necessary to keep a participant's account(s) and/or loans(s) as part of the Plan's records, e.g. vested, deferred, forfeiture, top-heavy and terminated participants, if applicable, who must remain on file through the calendar year-end for 1099R reporting.

Trustee Fee
-----------

Investment Options
*  Sponsor Stock:                       0.10% per annum of such assets in the
                                        Trust payable quarterly on the basis of
                                        such assets as of the average market
                                        value for each calendar quarter. In no
                                        event will the fee be less than $10,000
                                        nor more than $35,000 per year.

*  Others:                              None.

HAWAIIAN ELECTRIC                       FIDELITY MANAGEMENT TRUST
INDUSTRIES, INC.                        COMPANY
BY: HAWAIIAN ELECTRIC
INDUSTRIES, INC. PENSION
INVESTMENT COMMITTEE


By: /s/ Peter C. Lewis      9/28/00     By: /s/ Carolyn Redden     10/10/00
    -------------------------------         -------------------------------
    Peter C. Lewis             Date         Vice President             Date
    Member

By: /s/ Edwina H. Kawamoto  9/28/00
    -------------------------------
    Edwina H. Kawamoto         Date
    Secretary and Member

                                 Schedule "C"

                              INVESTMENT OPTIONS
                              ------------------

     In accordance with Section 4(b), the PIC hereby directs the Trustee that participants' individual accounts may be invested in the following investment options:

          - Fidelity Retirement Money Market Portfolio
          - ASB Money Market Account
          - HEI Common Stock Fund
          - Fidelity Puritan Fund
          - Fidelity Magellan Fund
          - Fidelity Overseas Fund
          - Fidelity Freedom 2000 Fund
          - Fidelity Freedom 2010 Fund
          - Fidelity Freedom 2020 Fund
          - Fidelity Freedom 2030 Fund
          - Fidelity Freedom 2040 Fund
          - Fidelity Freedom Income Fund
          - Spartan U.S. Equity Index Fund
          - MAS Value Portfolio Adviser
          - Neuberger Berman Partners Trust
          - PBHG Emerging Growth Fund
          - Fidelity U.S. Bond Index Fund
          - INVESCO Dynamics Fund

     The investment option referred to in Section 4(c) and Section 4(d)(v)(B)(5) shall be the ASB Money Market Account.

HAWAIIAN ELECTRIC
INDUSTRIES, INC.
BY: HAWAIIAN ELECTRIC
INDUSTRIES, INC. PENSION
INVESTMENT COMMITTEE


By: /s/ Peter C. Lewis      9/28/00
    -------------------------------
    Peter C. Lewis             Date
    Member


By: /s/ Edwina H. Kawamoto  9/28/00
    -------------------------------
    Edwina H. Kawamoto         Date
    Secretary and Member